Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information contact: Louis Silverman President and CEO Quality Systems, Inc. (949) 255-2600 www.qsii.com Sean Collins Partner CCG Investor Relations (310) 231-8600 www.ccgir.com

QUALITY SYSTEMS REPORTS FOURTH QUARTER AND
FISCAL YEAR-END RESULTS

IRVINE, Calif.—(BUSINESS WIRE)— June 8, 2006—Quality Systems, Inc. (NASDAQ:QSII - news) today announced the results of operations for its fiscal 2006 fourth quarter and fiscal year ended March 31, 2006. The Company posted net revenues of $35.6 million in the fourth quarter, an increase of 39% from the $25.5 million generated during the same quarter last year. The Company reported net income of $7.6 million an increase of 59% over net income of $4.8 million earned in the comparable quarter of the prior year. Fully diluted earnings per share was $0.28 in the quarter, an increase of 56% over the fully diluted $0.18 per share earnings recorded in the same quarter last year.

For the quarter, the Company’s NextGen Healthcare Information Systems division posted revenue of $31.7 million, up 45% over the same quarter prior year and operating income of $13.8 million, up 74% over the same quarter of the prior year.

Revenue for the fiscal year ended March 31, 2006 was $119.3 million, an increase of 34% over fiscal 2005 revenue of $89.0 million. Net income for fiscal year 2006 was $23.3 million, an increase of 45% over fiscal 2005’s net income of $16.1 million. Fully diluted earnings per share increased to $0.85 in fiscal year 2006 from $0.61 earned during fiscal year 2005, an increase of 39%.

Quality Systems, Inc. will hold a conference call to discuss fourth quarter and fiscal year-end financial results June 8, 2006 at 4:30 p.m. EST (1:30 p.m. PST). To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 586-7724. There is no pass code required for this call. If you are unable to participate in the call at this time, a replay will be available on Thursday at 6:30 p.m. EST, through Wednesday, June 14, 2006 at midnight EST. To access the replay dial (800) 642-1687 and enter conference ID number 1369934.

A transcript of the conference call will be made available on the QSII Web site (www.qsii.com).

About Quality Systems, Inc.

Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary develop and market computer-based practice management, patient records, and connectivity applications for medical and dental group practices. Visit www.qsii.com and www.nextgen.com for additional information.

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income), are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. Moreover, these forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; uncertainties concerning the amount and timing of professional fees incurred by the Company generally; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; general economic conditions; and the risk factors detailed from time to time in Quality Systems’ periodic reports and registration statements filed with the Securities and Exchange Commission. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

[financial highlights follow]

QUALITY SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	MARCH 31, 2006	MARCH 31, 2005	MARCH 31, 2006	MARCH 31, 2005

Revenues:
Software, hardware and supplies	$17,469	$11,765	$54,938	$39,672
Implementation and training services	3,157	2,402	11,293	8,856

System sales	20,626	14,167	66,231	48,528

Maintenance and other services	11,269	8,483	39,800	29,945
Electronic data interchange services	3,670	2,876	13,256	10,488

Maintenance, EDI and other services	14,939	11,359	53,056	40,433

Total revenue	35,565	25,526	119,287	88,961

Cost of revenue:
Software, hardware and supplies	2,126	2,097	8,148	7,525
Implementation and training services	2,347	1,754	8,088	6,300

Total cost of system sales	4,473	3,851	16,236	13,825

Maintenance and other services	4,432	3,394	15,023	12,120
Electronic data interchange services	2,158	1,871	8,569	6,724

Total cost of maintenance, EDI and other
services	6,590	5,265	23,592	18,844

Total cost of revenue	11,063	9,116	39,828	32,669

Gross profit	24,502	16,410	79,459	56,292

Operating expenses:
Selling, general and administrative	10,586	7,989	35,554	24,776
Research and development costs	2,161	1,766	8,087	6,903

Total operating expenses	12,747	9,755	43,641	31,679

Income from operations	11,755	6,655	35,818	24,613

Interest income	713	323	2,108	876

Income before provision for income
taxes	12,468	6,978	37,926	25,489
Provision for income taxes	4,830	2,187	14,604	9,380

Net income	$7,638	$4,791	$23,322	$16,109

Net income per share:
Basic	$0.29	$0.18	$0.88	$0.63

Diluted	$0.28	$0.18	$0.85	$0.61

Weighted-average shares outstanding:
Basic	26,642	26,178	26,413	25,744

Diluted	27,432	26,740	27,356	26,406

QUALITY SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	March 31, 2006	March 31, 2005
ASSETS

Current assets:
Cash and cash equivalents	$57,225	$51,157
Accounts receivable, net	44,665	33,362
Inventories, net	561	960
Income tax receivable	1,195	15
Net current deferred tax assets	1,824	1,796
Other current assets	2,912	1,677

Total current assets	108,382	88,967

Equipment and improvements, net	3,739	2,697
Capitalized software costs, net	5,171	4,334
Net deferred tax assets	1,157	—
Goodwill	1,840	1,840
Other	1,958	1,604

Total assets	$122,247	$99,442

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,934	$2,284
Deferred revenue	34,422	24,115
Accrued compensation and related benefits	5,490	3,436
Other current liabilities	3,812	4,021

Total current liabilities	46,658	33,856

Deferred revenue, net of current	1,494	1,362
Net deferred tax liability	—	291
Deferred compensation	1,686	1,202

Total liabilities	49,838	36,711

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; authorized 50,000 shares; issued and outstanding 26,711 and 26,222 shares at March 31, 2006 and
March 31, 2005, respectively	267	262
Additional paid-in capital	53,675	44,368
Retained earnings	19,151	19,213
Deferred compensation	(684)	(1,112)

Total shareholders’ equity	72,409	62,731

Total liabilities and shareholders’ equity	$122,247	$99,442